JOel


     Please use this letter as verification of our oral understanding with Dicon that the agreement has been expanded to cover other items developed using Dicon's technology on a per item by per item basis. The only thing that changes is as we sell more and more product using our molds, the unit price per item goes down. thank you

/s/Michael Metter
MIchael Metter
Spongetech President